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                                                                      EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT

                                                                 JURISDICTION OF
NAME                                                               INCORPORATION
- ----                                                               -------------
Daisytek, Incorporated                                               Delaware
Subsidiaries of Daisytek, Incorporated:
   Daisytek (Canada) Inc.                                             Canada
   Working Capital of America, Inc.                                  Delaware
   Working Capital Canada Inc.                                        Canada
   Home Tech Depot, Inc.                                             Delaware
   Daisytek De Mexico S.A. De C.V.                                    Mexico
   Daisytek Latin America, Inc.                                       Florida
   Supplies Express, Inc.                                            Delaware
   Priority Fulfillment Services, Inc.                               Delaware
   Priority Fulfillment Services of Canada, Inc.                      Canada